EXHIBIT 99(a)

                                REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                       OF

                            BANCORP NEW JERSEY, INC.


The undersigned hereby appoints Bernard Adler, Joseph H. Hoffman and Louis A. Imfeld, or any of them, each with full power of substitution, as the lawful proxies of the undersigned, and hereby authorizes them to represent and to vote as designated below all shares of the common stock of Bancorp New Jersey, Inc. ("Bancorp") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Bancorp to be held on May 26, 1995 and any adjournment thereof.


The matters to be considered at the Annual Meeting are:

  1. The approval of an Agreement and Plan of Merger ("Merger Agreement") dated January 19, 1995 between Bancorp and UJB Financial Corp., which provides for the merger ("Merger") of Bancorp with and into UJB Financial and the conversion of Bancorp common stock into UJB Financial common stock, cash, or a combination of UJB Financial common stock and cash;

  2. The election of directors for a term of office to expire in 1998 or upon consummation of the Merger (nominees: Gerald A. Johnson, Theodore K. Sargent and Richard E. Schmelz); and

  3. The appointment of KPMG Peat Marwick LLP as the independent accountants of Bancorp for the year ending December 31, 1995.


WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING YOU ARE URGED TO EXECUTE AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

[x]   Please mark your
      vote as in this
      example.



                THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE
                            FOR PROPOSALS 1, 2 and 3.

                                FOR      AGAINST    ABSTAIN
1. Approval of                  [ ]        [ ]        [ ]
   Merger
   Agreement


                                FOR      WITHHELD   ABSTAIN

2. Election of                  [ ]        [ ]        [ ]
   Directors
   (Gerald A. Johnson,
   Theodore K. Sargent and
   Richard E. Schmelz)

For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------------------


                                FOR      AGAINST    ABSTAIN

3. Ratification of              [ ]        [ ]        [ ]
   KPMG Peat
   Marwick LLP as
   independent
   accountants

4. In their discretion on
   such other business as
   may properly come before
   the meeting.



     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

                             IMPORTANT--PLEASE SIGN
                                    AND DATE
                              AND RETURN PROMPTLY


NOTE: Please sign your name exactly as it appears hereon. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. if a corporation, please sign in the corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



SIGNATURE(S) ________________________________________ DATE_______________, 1995